Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
Pam Padgett	Jim Burke
Investor Relations	Media Relations
Harris Corporation	Harris Corporation
pamela.padgett@harris.com	jim.burke@harris.com
321-727-9383	321-727-9131

Harris Corporation Reports Fiscal 2017 Second Quarter Results

•	2Q17 EPS from continuing operations $1.33 GAAP, down 16%; $1.42 non-GAAP, down 3%

•	2Q17 CapRock current and prior period results reported as discontinued operations

•	2Q17 operating cash flow $252 million; free cash flow $224 million

•	3Q17 announcement of definitive agreement to sell government IT services business for $690 million and approval of new $1.0 billion share repurchase authorization

•	Fiscal 2017 guidance updated to reflect both CapRock and government IT services in discontinued operations
MELBOURNE, Fla., Feb. 2, 2017 - Harris Corporation (NYSE:HRS) reported revenue in the second quarter of fiscal 2017 of $1.70 billion compared with $1.75 billion in the prior year, down 3 percent. GAAP income from continuing operations was $168 million, or $1.33 per diluted share, compared with $197 million, or $1.58 per diluted share, in the prior year. Non-GAAP income from continuing operations, excluding Exelis acquisition-related items, was $178 million, or $1.42 per diluted share, compared with $184 million, or $1.47 per diluted share, excluding Exelis acquisition-related items, restructuring and other charges in the prior year. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.
Beginning with the second quarter of fiscal 2017, CapRock’s current and prior period financial results are reported as discontinued operations. In connection with Harris’ recently announced agreement to sell its government IT services business, current and prior period financial results for government IT services will be reported as discontinued operations beginning in the third quarter of fiscal 2017.
“Second quarter performance was highlighted by operating margin expansion, continued growth in long-cycle program businesses, and another quarter of rising legacy tactical radio backlog,” said William M. Brown, chairman, president and chief executive officer.
“In January, we completed the sale of CapRock and announced our latest portfolio shaping action, the sale of government IT services. These divestitures further sharpen our focus on growing Harris’ core franchises where we have a technology advantage to deliver compelling value to our customers. Proceeds from the transactions will be used to support our capital allocation strategy, including paying down debt, pre-funding pension and returning cash to shareholders.”

Also following the close of the quarter, the Harris board approved a new $1.0 billion share repurchase authorization. This new authorization is in addition to the remaining unused authorization of $584 million under the company’s existing repurchase program. The company now expects fiscal 2017 share repurchases to total $700 million.
Communication Systems
Communication Systems segment revenue in the second quarter was $413 million, down 16 percent compared with the prior year. Tactical Communications revenue was $310 million, down 19 percent due to expected lower international tactical sales, but strong international orders drove legacy tactical backlog higher. Public Safety revenue was $103 million, down 5 percent on weak orders. Segment operating income was $121 million compared with $121 million GAAP and $138 million non-GAAP, excluding restructuring and other charges, in the prior year. The decline primarily resulted from lower volume, but operating margin trended higher due to lower costs.
Tactical radio orders in the quarter included $75 million from a country in Eastern Europe, $19 million from Iraq, $16 million from a country in the Middle East, $10 million from the UAE, and $18 million from a country in Central Asia. Public Safety orders included $12 million from Consumers Energy, a large public utility in Michigan.
Following the close of the quarter, Harris was awarded a $56 million tactical radio order from a country in Northern Africa and a 5-year, $403 million, single-award IDIQ contract from the U.S. Defense Logistics Agency to provide tactical radio spares to the U.S. Army and federal civilian agencies.
Space and Intelligence Systems
Space and Intelligence Systems segment revenue in the second quarter was $468 million, up 5 percent compared with the prior year, primarily driven by higher revenue from intelligence community customers. Segment operating income was $77 million compared with $68 million in the prior year, reflecting continued strong program performance and higher pension income.
Harris was awarded follow-on contracts, including $53 million and $29 million from a classified customer to provide counter-communication capabilities and situational awareness to support space asset protection. Harris also received a 3½-year, $90 million follow-on contract to provide navigation payloads for the Air Force’s ninth and tenth GPS III satellites and a contract from an undisclosed customer to provide unfurlable antenna reflectors for commercial satellites.
Following the close of the quarter, Harris was awarded a 1½-year, $80 million contract from a new classified customer in an adjacent mission area.
Electronic Systems
Electronic Systems segment revenue in the second quarter was $384 million, up 1 percent compared with the prior year. Revenue was up 6 percent on an organic basis, excluding $18 million of prior-year revenue attributable to the divested Aerostructures business. On an organic basis, higher revenue from electronic warfare solutions and the recent integrated battle management system win in the Middle East was partially offset by lower wireless products sales. Segment operating income was $79 million compared with $63 million GAAP and $69 million non-GAAP, excluding restructuring and other charges, in the prior year, reflecting continued strong program performance and higher pension income.
Harris was awarded a 2-year, $91 million, single-award IDIQ contract from the U.S. Air Force to deliver electronic warfare pods on Moroccan F-16 aircraft; a 3-year, $45 million follow-on contract for carriage and release systems on F-35 aircraft; and a 3-year, $22 million contract from the U.S. Navy to upgrade electronic countermeasure capability on Australian F-18 aircraft under the Integrated Defensive Electronic Countermeasures (IDECM) program.
Critical Networks
Critical Networks segment revenue in the second quarter was $454 million, up 2 percent from the prior year. Higher revenue from FAA NextGen modernization programs and NASA’s Space Communications Network program was partially offset by lower IT services revenue. Segment operating income was $75 million compared with $63 million GAAP and $66 million non-GAAP, excluding restructuring, in the prior year, reflecting the benefit of a contract settlement partially offset by a less favorable mix of program revenue.
Harris was awarded a 14-year (7-year base, 7-year option), $700 million ceiling, single-award IDIQ contract to provide MyFloridaNet-2, a state-wide secure communications network with about 4,000 sites connecting public safety, law enforcement, and other state and local government agencies.
Guidance
In connection with the completed sale of CapRock and pending sale of government IT services, Harris updated its guidance to reflect both CapRock and government IT services reported as discontinued operations and the company’s reorganization into three segments. The air traffic management business will now operate as part of the Electronic Systems segment, and the Critical Networks segment will no longer exist. There were no changes to the Communication Systems or Space and Intelligence Systems segments.
Harris expects fiscal 2017 GAAP income from continuing operations in a range of $5.21 to $5.41 per diluted share and non-GAAP income from continuing operations in a range of $5.40 to $5.60 per diluted share, excluding Exelis acquisition-related integration charges. Fiscal 2017 revenue is expected in a range of $5.76 - $5.88 billion.
Harris will host a conference call today, February 2, at 8:30 a.m. Eastern Time (ET) to discuss its second quarter fiscal 2017 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 59654745. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on February 2.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Space and Intelligence Systems and Electronic Systems. Learn more at harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the second quarter of fiscal 2017 and the second quarter of fiscal 2016, in each case excluding Exelis acquisition-related items and in the case of the second quarter of fiscal 2016 also excluding restructuring and other charges; free cash flow for the second quarter of fiscal 2017, excluding cash flow for net capital expenditures; segment operating income for the Communication Systems, Electronic Systems and Critical Networks segments for the second quarter of fiscal 2016, in each case excluding restructuring and other charges; the percentage change in revenue for the Electronic Systems segment on an organic basis, excluding revenue in the second quarter of fiscal 2016 attributable to the Aerostructures business divested in the fourth quarter of fiscal 2016; and the guidance range for expected income from continuing operations per diluted share for fiscal 2017, excluding Exelis acquisition-related integration charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2017; potential contract opportunities and awards; the potential value of contract awards; the anticipated uses of proceeds from the sales of the CapRock Communications and government IT services businesses; the anticipated level of share repurchases for fiscal 2017; reporting current and prior period financial results for government IT services as discontinued operations beginning in the third quarter of fiscal 2017; statements regarding the focus on growing core franchises with a technology advantage to deliver compelling value to customers; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-

compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government's budget deficits and national debt and sequestration; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related items and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation; delays in, or failures in respect of, anticipated satisfaction of closing conditions or otherwise achieving the closing of the sale of the government IT services business; uses of proceeds from the sales of the CapRock Communications and government IT services businesses different from the company’s current expectations; or a level of share repurchases different from the company’s current expectations. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1
HARRIS CORPORATION
FY '17 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 30, 2016	January 1, 2016 (A)	December 30, 2016	January 1, 2016 (A)

	(In millions, except per share amounts)
Revenue from product sales and services	$1,700	$1,748	$3,378	$3,458
Cost of product sales and services	(1,138)	(1,203)	(2,258)	(2,347)
Engineering, selling and administrative expenses	(276)	(217)	(572)	(525)
Non-operating income	1	—	2	1
Interest income	1	—	1	1
Interest expense	(44)	(46)	(88)	(93)
Income from continuing operations before income taxes	244	282	463	495
Income taxes	(76)	(85)	(139)	(152)
Income from continuing operations	168	197	324	343
Discontinued operations, net of income taxes	9	(349)	13	(347)
Net income (loss)	$177	$(152)	$337	$(4)

Net income (loss) per common share
Basic
Continuing operations	$1.35	$1.59	$2.60	$2.77
Discontinued operations	0.07	(2.82)	0.11	(2.81)
	$1.42	$(1.23)	$2.71	$(0.04)
Diluted
Continuing operations	$1.33	$1.58	$2.57	$2.75
Discontinued operations	0.07	(2.80)	0.11	(2.78)
	$1.40	$(1.22)	$2.68	$(0.03)

Cash dividends paid per common share	$0.53	$0.50	$1.06	$1.00
Basic weighted average common shares outstanding	123.7	123.8	123.8	123.6
Diluted weighted average common shares outstanding	125.4	124.9	125.5	124.7
(A) Certain amounts have been reclassified to conform to current presentation of Harris CapRock Communications as discontinued operations

Table 2
HARRIS CORPORATION
FY '17 Second Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Two Quarters Ended
	December 30, 2016	January 1, 2016	December 30, 2016	January 1, 2016

	(In millions)
Revenue
Communication Systems	$413	$489	$843	$943
Space and Intelligence Systems	468	446	921	881
Electronic Systems	384	381	745	756
Critical Networks (A)	454	446	905	910
Corporate eliminations	(19)	(14)	(36)	(32)
	$1,700	$1,748	$3,378	$3,458
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$121	$121	$240	$259
Space and Intelligence Systems	77	68	157	135
Electronic Systems	79	63	153	132
Critical Networks (A)	75	63	135	123
Unallocated corporate income (expense)	(65)	14	(135)	(61)
Corporate eliminations	(1)	(1)	(2)	(2)
Non-operating income	1	—	2	1
Net interest expense	(43)	(46)	(87)	(92)
	$244	$282	$463	$495
(A) Certain amounts in the quarter and two quarters ended January 1, 2016 have been adjusted to conform to current presentation of Harris CapRock Communications, which was formerly part of our Critical Networks segment, as discontinued operations

Table 3
HARRIS CORPORATION
FY '17 Second Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Two Quarters Ended
	December 30, 2016	January 1, 2016 (A)

	(In millions)
Operating Activities
Net income (loss)	$337	$(4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	101	114
Amortization of intangible assets from Exelis Inc. acquisition	66	66
Share-based compensation	22	19
Qualified pension plan contributions	(103)	(97)
Pension income	(49)	(12)
Net liability reduction for certain post-employment benefit plans	—	(101)
Impairment of goodwill and other assets	—	367
Adjustment to loss on sales of businesses, net	—	21
(Increase) decrease in:
Accounts receivable	125	220
Inventories	(50)	(91)
Increase (decrease) in:
Accounts payable and accrued expenses	(132)	(128)
Advance payments and unearned income	(58)	(59)
Other	36	72
Net cash provided by operating activities	295	387
Investing Activities
Net additions of property, plant and equipment	(49)	(49)
Adjustment to proceeds from sale of business	(25)	—
Net cash used in investing activities	(74)	(49)
Financing Activities
Proceeds from borrowings	185	209
Repayments of borrowings	(300)	(395)
Proceeds from exercises of employee stock options	27	33
Repurchases of common stock	(100)	—
Cash dividends	(134)	(127)
Other financing activities	(19)	(15)
Net cash used in financing activities	(341)	(295)
Effect of exchange rate changes on cash and cash equivalents	(6)	(13)
Net increase (decrease) in cash and cash equivalents	(126)	30
Cash and cash equivalents, beginning of year	487	481
Cash and cash equivalents, end of quarter	$361	$511
(A) Certain amounts have been reclassified to conform to current period presentation

Table 4
HARRIS CORPORATION
FY '17 Second Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	December 30, 2016	July 1, 2016 (A)

	(In millions)
Assets
Cash and cash equivalents	$361	$487
Receivables	762	871
Inventories	1,001	950
Property, plant and equipment	908	943
Goodwill	5,848	5,839
Other intangible assets	1,437	1,518
Other assets	1,301	1,385
	$11,618	$11,993
Liabilities and Equity
Short-term debt	$183	$15
Accounts payable	540	591
Compensation and benefits	130	166
Advance payments and unearned income	260	314
Current portion of long-term debt	130	382
Defined benefit plans	2,144	2,296
Long-term debt, net	4,087	4,120
Other liabilities	986	1,052
Equity	3,158	3,057
	$11,618	$11,993
(A) Certain balances have been reclassified to conform to current presentation of Harris CapRock Communications as discontinued operations, which are included in the "Other assets" and "Other liabilities" captions above

HARRIS CORPORATION
FY '17 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations and income from continuing operations per diluted common share and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '17 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations and Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended
	December 30, 2016
	Amount	Diluted Per Share Amount

	(In millions, except per share amounts)
GAAP income from continuing operations and related diluted earnings per share	$168	$1.33
Non-GAAP adjustments:
Integration and other Exelis Inc. acquisition-related costs ($13 million pre-tax)	10	0.09
Non-GAAP income from continuing operations and related diluted earnings per share	$178	$1.42

	Quarter Ended
	January 1, 2016
	Amount	Diluted Per Share Amount

	(In millions, except per share amounts)
GAAP income from continuing operations and related diluted earnings per share	$197	$1.58
Non-GAAP adjustments:
Net liability reduction for certain post-employment benefit plans	(101)
Integration and other Exelis Inc. acquisition-related costs	46
Charges for restructuring and other items	26
Total pre-tax adjustments	(29)
Income tax on above adjustments	16
Total adjustments	(13)	(0.11)
Non-GAAP income from continuing operations and related diluted earnings per share	$184	$1.47

Table 6
HARRIS CORPORATION
FY '17 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

Quarter Ended
December 30, 2016

(In millions)
Net cash provided by operating activities	$252
Less net capital expenditures (A)	(28)
Free cash flow	$224
(A) Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment

Table 7
HARRIS CORPORATION
FY '17 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income
(Unaudited)

	Quarter Ended
	January 1, 2016
	As Reported	Adjustment (A)	Non-GAAP

	(In millions)
Segment Operating Income
Communication Systems	$121	$17	$138
Electronic Systems	63	6	69
Critical Networks	63	3	66

(A) Adjustments for restructuring and other charges

Table 8
HARRIS CORPORATION
FY '17 Second Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '17 Income from Continuing Operations per Diluted Common Share to
FY '17 Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

2017
(Guidance)
GAAP income from continuing operations per diluted common share	$5.21 to $5.41
Estimated net impact of acquisition-related items	$.19
Non-GAAP income from continuing operations per diluted common share	$5.40 to $5.60